     As filed with the Securities and Exchange Commission on May 15, 1998


                                                   Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      PEGASUS COMMUNICATIONS CORPORATION
              ---------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                    51-0374669
-----------------------------               -----------------------------
(state or other jurisdiction of               (IRS Employer Indentifi-
incorporation or organization)                cation Number)


                 c/o Pegasus Communications Management Company
                     Suite 454, 5 Radnor Corporate Center
                              100 Matsonford Road
                          Radnor, Pennsylvania 19087
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                 PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN
                 PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN
                ----------------------------------------------
                           (Full title of the plans)


           Marshall W. Pagon, President and Chief Executive Officer
                 c/o Pegasus Communications Management Company
                     Suite 454, 5 Radnor Corporate Center
                              100 Matsonford Road
                          Radnor, Pennsylvania 19087
              --------------------------------------------------
                    (Name and address of agent for service)

                                (610) 341-1801
                    --------------------------------------
                    (Telephone number, including area code,
                             of agent for service)

                                  Copies to:


Ted S. Lodge, Esq.                                            Michael B. Jordan, Esq.
Pegasus Communications Corporation                            Scott A. Blank, Esq.
c/o Pegasus Communications Management Company                 Drinker Biddle & Reath LLP
5 Radnor Corporate Center, Suite 454                          1100 Philadelphia National Bank Building
100 Matsonford Road                                           1345 Chestnut Street
Radnor, Pennsylvania 19087                                    Philadelphia, Pennsylvania  19107

                        CALCULATION OF REGISTRATION FEE


                                        Proposed                   Proposed
Titles of           Amount              Maximum                    Maximum
Securities          To Be               Offering                   Aggregate                 Amount of
To Be               Regis-              Price                      Offering                  Registration
Registered          tered               Per Share                  Price                     Fee
----------          -------             ------------               -------------             ------------


Class A             1,316,386           $ (2)                      $ (2)                     $4,267.45 (2) (3)
Common              shares (1)
Stock,
par value
$.01 per
share


(1) Represents 346,386 shares registered under the Pegasus Communications Restricted Stock Plan (the "Restricted Stock Plan") and 970,000 shares registered under the Pegasus Communications 1996 Stock Option Plan (the "Stock Option Plan" and together with the Restricted Stock Plan, the "Plans"). On the original filing of this Registration Statement on Form S-8 (File No. 333-22845) on March 5, 1997, 266,386 and 450,000 shares of
     Class A Common Stock were registered under the Restricted Stock Plan and Stock Option Plan, respectively. Pursuant to this Post-Effective Amendment No. 1, 600,000 additional shares in the aggregate are being registered under the Plans. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends or similar transactions.
(2) Calculated pursuant to Rule 457(h). The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee for the 600,000 shares of Class A Common Stock being newly registered under the Plans hereby were based, for the 10,000 shares of Class A Common Stock subject to currently outstanding stock options, on the maximum exercise price of $21.375 per share, and, for the remaining 590,000 shares, on the average of the high and low sales prices of the Class A Common Stock as reported on the Nasdaq National Market on May 13, 1998.
(3)  Paid by wire transfer.

                               EXPLANATORY NOTE

     A Registration Statement on Form S-8 (File No. 333-22845) (the "Registration Statement") was filed on March 5, 1997 to register 266,386 shares of Class A Common Stock that are issuable under the Pegasus Communications Restricted Stock Plan (the "Restricted Stock Plan") and 450,000 shares issuable upon the exercise of options that may be granted under the Pegasus Communications 1996 Stock Option Plan (the "Stock Option Plan" and together with the Restricted Stock Plan, the "Plans").

     On December 31, 1997, subject to stockholder approval, the Board of Directors approved amendments to the Restricted Stock Plan and the Stock Option Plan to increase the number of shares that may be granted under the Restricted Stock Plan from 270,000 to 350,000 and to increase the maximum number of shares of Class A Common Stock that may be granted under the Stock Option Plan from 450,000 to 970,000. Stockholder approval was thereafter obtained at a special meeting of stockholders held on April 27, 1998.

     This Post-Effective Amendment No. 1 to the Registration Statement is being filed to (i) register the additional 80,000 and 520,000 shares of Class A Common Stock that are issuable under the Restricted Stock Plan and the Stock Option Plan, respectively, and (ii) to include as exhibits the amended Restricted Stock Plan and the amended Stock Option Plan. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement.


Item 8.         Exhibits.

Exhibit 4(c)    The  Company's   Restricted  Stock  Plan  (as
                Amended  and  Restated  Effective  as of April  27, 1998).

Exhibit 4(d) The Company's 1996 Stock Option Plan (as Amended and Restated Effective as of April 27, 1998).

Exhibit 5(a)    Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)   Consent of Coopers & Lybrand L.L.P.

Exhibit 23(b)   Consent  of  Drinker   Biddle  &  Reath  LLP (included in
                their opinion filed as Exhibit 5(a)).

Exhibit 24(a) Powers of Attorney (included in Signatures and Powers of Attorney).

                       SIGNATURES AND POWERS OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Radnor, Pennsylvania, on this 15th day of May, 1998.


                      PEGASUS COMMUNICATIONS CORPORATION


                           By: /s/ Marshall W. Pagon
                               -------------------------------
                              Marshall W. Pagon,
                              Chief Executive Officer and President


     Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Robert N. Verdecchio and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                            Title                           Date
----------------------------                        ------------------                  -------------


/s/ Marshall W. Pagon                        President, Chief Executive Officer       May 15, 1998
------------------------------------         and Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)


/s/ Robert N. Verdecchio                     Senior Vice President, Chief             May 15, 1998
------------------------------------         Financial Officer, Assistant
Robert N. Verdecchio                         Secretary and Director
(Principal Financial
 and Accounting Officer)


/s/ Michael C. Brooks                        Director               May 15, 1998
------------------------------------
Michael C. Brooks



/s/ Harry F. Hopper III                      Director               May 15, 1998
------------------------------------
Harry F. Hopper III



/s/ James J. McEntee, III                    Director               May 15, 1998
------------------------------------
James J. McEntee, III



/s/ Mary C. Metzger                          Director               May 15, 1998
------------------------------------
Mary C. Metzger



/s/ Riordan B. Smith                         Director               May 15, 1998
------------------------------------
Riordon B. Smith



/s/ Donald W. Weber                          Director               May 15, 1998
------------------------------------
Donald W. Weber

                                      EXHIBIT INDEX


Exhibit 4(c)                      The  Company's   Restricted
                                  Stock   Plan  (as   Amended   and
                                  Restated  Effective  as of  April
                                  27, 1998).

Exhibit 4(d)                      The  Company's  1996  Stock
                                  Option   Plan  (as   Amended  and
                                  Restated  Effective  as of  April
                                  27, 1998).

Exhibit 5(a)                      Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)                     Consent of Coopers & Lybrand L.L.P.